Exhibit 99.1

NEWS RELEASE

LINN ENERGY ANNOUNCES PRICING OF ITS PUBLIC OFFERING OF 16,000,000 UNITS

HOUSTON, May 19, 2015 – LINN Energy, LLC (NASDAQ: LINE) announced today the pricing of its public offering of 16,000,000 of its units representing limited liability company interests at a price to the public of $11.79 per unit. The underwriters have a 30-day option to purchase up to an additional 2,400,000 units from the Company at the public offering price less the underwriting discount. The offering is expected to settle and close on May 22, 2015, subject to customary closing conditions.

The Company expects to receive net proceeds from the offering of approximately $181 million (or approximately $208 million if the underwriters exercise their option to purchase additional units in full). Net proceeds from the offering are expected to be used to repay debt under LINN Energy’s Credit Facility, which debt was primarily incurred to fund the open market repurchases of LINN and Berry Petroleum Company, LLC’s senior notes.

Raymond James & Associates, Inc., BofA Merrill Lynch, Barclays Capital Inc., Citigroup, Credit Suisse, J.P. Morgan, Morgan Stanley & Co. LLC and RBC Capital Markets acted as joint book-running managers for the offering. A copy of the prospectus and the related prospectus supplement relating to the offering may be obtained from:

Raymond James & Associates, Inc.

Attn: Equity Syndicate

880 Carillon Parkway

St. Petersburg, FL 33716

Phone: (800) 248-8863

Email: prospectus@raymondjames.com

BofA Merrill Lynch

222 Broadway

New York, NY 10038

Attn: Prospectus Department

Phone: (866) 500-5408

Email: dg.prospectus_requests@baml.com

Barclays Capital Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Phone: (888) 603-5847

Email: Barclaysprospectus@broadridge.com

Citigroup

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Phone: (800) 831-9146

Email: prospectus@citi.com

Credit Suisse

Attn: Prospectus Department

One Madison Avenue

New York, New York 10010

Phone: (800) 221-1037

Email: newyork.prospectus@credit-suisse.com

J.P. Morgan

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Attn: Prospectus Department

Phone: (866) 803-9204

Morgan Stanley & Co. LLC

180 Varick Street, 2nd Floor

New York, NY 10014

Attn: Prospectus Department

RBC Capital Markets

Attn: Equity Syndicate

Three World Financial Center

200 Vesey St., 8th Floor

New York, NY 10281

Phone: (877) 822-4089

Email: equityprospectus@rbccm.com

This press release does not constitute an offer to sell or a solicitation of an offer to buy units or any other securities, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of these securities may be made only by means of a prospectus supplement and related base prospectus.

ABOUT LINN ENERGY

LINN Energy’s mission is to acquire, develop and maximize cash flow from a growing portfolio of long-life oil and natural gas assets. LINN Energy is a top-20 U.S. independent oil and natural gas development company, with approximately 7.3 Tcfe of proved reserves in producing U.S. basins as of December 31, 2014.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes, targets or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to forward-looking statements about acquisitions, divestitures and trades, potential strategic alliances, timing and payment of distributions, and the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, hedging activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to the Company’s financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, prices and demand for oil, natural gas and natural gas liquids, the ability to replace reserves and efficiently develop current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission. See “Risk Factors” in the Company’s Annual Report on Form 10-K and other public filings.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:	LINN ENERGY, LLC

Investors & Media:

Clay Jeansonne - Vice President - Investor Relations
281-840-4193

Sarah Nordin - Public Relations & Media
713-904-6605